As filed with the Securities and Exchange Commission on January 22, 2013

Registration No. 333-186111

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-11

REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ARC Realty Finance Trust, Inc.

(Exact name of registrant as specified in its governing instruments)

405 Park Avenue
New York, New York 10022
(212) 415-6500

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nicholas S. Schorsch
Chief Executive Officer and Chairman
405 Park Avenue
New York, New York 10022
(212) 415-6500

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With Copies to:

Rosemarie A. Thurston
Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Explanatory Note

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-186111) is filed solely to add certain exhibits not previously filed with respect to such Registration Statement due to an administrative error.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits

(b) Exhibits:

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description
3.2	Bylaws of ARC Realty Finance Trust, Inc.
10.1	Form of Escrow Agreement among ARC Realty Finance Trust, Inc., UMB Bank, N.A. and Realty Capital Securities, LLC
10.2	Form of Advisory Agreement, by and among ARC Realty Finance Trust, Inc., ARC Realty Finance Operating Partnership, L.P. and ARC Realty Finance Advisors, LLC
99.1**	Draft Registration Statement No. 1 on Form S-11, confidentially submitted on November 28, 2012
99.2**	Draft Registration Statement No. 2 on Form S-11, confidentially submitted on December 27, 2012

**	Previously filed

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on the 22nd day of January, 2013.

ARC REALTY FINANCE TRUST, INC.

By:	/s/ Nicholas S. Schorsch NICHOLAS S. SCHORSCH CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Chief Executive Officer and Chairman of the Board of Directors	January 22, 2013
/s/ Peter M. Budko Peter M. Budko	President and Secretary	January 22, 2013
/s/ Nicholas Radesca Nicholas Radesca	Chief Financial Officer and Treasurer (Principal Financial Officer, Principal Accounting Officer)	January 22, 2013
* Elizabeth K. Tuppeny	Independent Director	January 22, 2013
* Dr. Robert J. Froehlich	Independent Director	January 22, 2013
*By: /s/ Nicholas S. Schorsch Nicholas S. Schorsch Attorney-in-Fact

II-2